UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2014

GREENHILL & CO., INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32147

Delaware	51-0500737
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Park Avenue New York, New York	10022
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (212) 389-1500

Former name or former address, if changed since last report: NOT APPLICABLE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2014, Greenhill & Co., Inc. (“Greenhill” or the “Firm”) issued a press release announcing that Gavin D. Solotar, General Counsel and Secretary of the Firm, will relinquish that role in the second quarter of 2014 and transition to a Managing Director role in the Firm’s Corporate Advisory business. On such date, Patricia Moran will join the Firm in New York as a Managing Director and Chief Legal Officer. Ms. Moran is a partner at Skadden, Arps, Slate, Meagher & Flom, where she began her career 30 years ago. Based in New York, she has broad experience in the areas of mergers and acquisitions, private equity, restructurings, corporate governance and general corporate and securities law. She has advised clients on a wide variety of transactions, including mergers, acquisitions and divestitures in both strategic transactions and financial sponsor transactions, as well as on restructurings, joint ventures and equity financings. In addition to her work for US clients, she has advised clients in Australia, Canada, Europe and Japan.

Section 9. Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished as part of this Report.

Exhibit Number	Description

99.1	Press Release of Greenhill & Co., Inc. dated March 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Greenhill & Co., Inc.

Date: March 7, 2014	By:	/s/ Harold J. Rodriguez, Jr.
Name: Harold J. Rodriguez, Jr.
Title: Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Greenhill & Co., Inc. dated March 6, 2014.

E-1